Exhibit 99.1

BRINK’S HOME SECURITY HOLDINGS, INC. ANNOUNCES SHAREHOLDER APPROVAL OF MERGER

AGREEMENT WITH TYCO INTERNATIONAL LTD.

IRVING, Texas, May 12, 2010 – Brink’s Home Security Holdings, Inc. (“BHS”) (NYSE: CFL), one of the leading providers of monitored security services in North America, today announced that, based upon a preliminary tabulation of the shareholder vote by the independent inspector of elections for the special meeting held to approve the merger between BHS and a subsidiary of Tyco International Ltd., BHS shareholders overwhelmingly voted to approve the merger agreement, the merger contemplated by the merger agreement and the plan of merger, pursuant to which Tyco International Ltd. will acquire BHS.

The preliminary results from today’s special meeting of BHS shareholders indicate that approximately 99.6% of the votes cast by BHS common stock voted in favor of the proposal to approve the merger, which represents more than 72.7% of the outstanding shares of BHS common stock as of March 31, 2010, the record date of the meeting. Approval by shareholders holding a majority of the outstanding shares was required to approve the merger and related matters.

The merger is currently scheduled to close on May 14, 2010, subject to the satisfaction of customary closing conditions.

SAFE HARBOR

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties, including risks and uncertainties related to the benefits from, or completion of, the proposed merger transaction. Such statements include those made regarding the proposed transaction between BHS and Tyco, the expected timetable associated with completing the transaction, and any other statements about the future expectations, beliefs, plans, prospects or goals of the management of BHS and Tyco. Such risks and uncertainties, include, but are not limited to: failure to satisfy any of the conditions to the proposed merger transaction, adverse effects on the market price of our common stock and on our operating results because of a failure to complete the proposed merger transaction, failure to realize the expected benefits of the proposed merger transaction, negative effects of announcement or consummation of the proposed merger transaction on the market price of our common stock, significant transaction costs and/or unknown liabilities and general economic and business conditions that affect the combined companies following the proposed merger transaction; unanticipated expenses such as litigation or legal settlement expenses, and tax law changes. Actual results could differ materially. For further information regarding risks and uncertainties associated with Tyco’s and BHS’s businesses, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Tyco’s and BHS’s respective SEC filings, including, but not limited to, their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained, with respect to Tyco, by contacting Investor Relations Department, Tyco International Management Company, 9 Roszel Road, Princeton, New Jersey 08540 or at Tyco’s Investor Relations website at http://investors.tyco.com/ under the heading “Investor Relations” and then under the heading “SEC Filings” and with respect to BHS, by contacting Investor Relations, Brink’s Home Security Holdings, Inc., at 8880 Esters Boulevard, Irving, Texas 75063 or at BHS’s Investor Relations website at http://www.investors.brinkshomesecurity.com. Neither Tyco nor BHS undertake any duty to update any forward-looking statement to conform this release to actual results or changes in the expectations of either company, except as required by law.

About Brink’s Home Security Holdings, Inc.

Brink’s Home Security Holdings, Inc. (NYSE: CFL), operating as Broadview Security, headquartered in Irving, Texas, is one of the premier providers of security system monitoring services for residential and commercial properties in North America. The Company operates throughout the United States and Western Canada and services approximately 1.4 million customers. For more information, please visit http://www.broadviewsecurity.com/ or www.brinkshomesecurityholdings.com.

About Tyco International

Tyco International Ltd. (NYSE: TYC) is a diversified, global company that provides vital products and services to customers around the world. Tyco is a leading provider of security products and services, fire protection and detection products and services, valves and controls, and other industrial products. Tyco had revenue of more than $17 billion and has more than 100,000 employees worldwide. More information on Tyco can be found at www.tyco.com.

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